Exhibit 99.1

ADAPTIVE MEDIAS, INC. PROVIDES POSITIVE CORPORATE UPDATE

Highlights:

· Second Quarter Revenues Expected to be between $1 Million and $1.1 Million

· Successful Cost Reduction Plan to Help Achieve Breakeven Results Ahead of Schedule

· Focus on “Mobile First” Ad-Tech Platform Meeting with Increasing Customer Demand

IRVINE, California, July 1, 2015 - - Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today provided financial guidance for its second quarter fiscal year 2015 results.

Company’s Focus on Media Graph Platform Key to Future Revenue Growth

Revenues for the second quarter are expected to be between $1 million to $1.1 million, compared to $1.1 million in the second quarter of 2014. The Company noted that its business strategy going forward will focus more on supporting the growth of Media Graph, its industry-leading high margined “mobile first” ad-tech platform, versus its earlier focus on lower-margined ad revenues from its marketplace platform. This shift in strategy is expected to generate more consistent recurring revenues and growth in the Company’s gross margins.

Company Expects to Achieve Breakeven Results Earlier than Anticipated

The Company today also announced that its recently implemented cost reduction plan, which, coupled with its strong revenue pipeline, has significantly reduced its operating losses. As a result, the Company expects to achieve positive cash flow and breakeven results earlier than previously anticipated. However, the Company still expects a need to raise additional capital in the interim until profitability is achieved.

“For our people, we need to create an empowered, entrepreneurial culture that fosters more creativity and innovation. Over the years we've seen that tighter, more nimble teams can drive faster innovation and deliver higher value,” said Omar Akram, President and Chief Financial Officer of Adaptive Medias, Inc. “As a result, during the first half of 2015, we executed a cost reduction plan designed to focus, simplify and align costs with our most promising opportunity, our Media Graph platform. We expect these cost reductions to generate substantial annualized savings through workforce cuts, decreasing reliance on certain outside services and reducing our general overhead. Although this was a difficult but necessary decision, I believe this plan places us in the best long-term position for success.”

Mr. Akram continued, “We took a number of important actions in the first half of 2015 to support our long-term growth. These actions include the continued rollout of our Media Graph platform, a reduction in operating costs and securing additional capital. We believe these actions enable the Company to accelerate revenue growth, improve margins, and slow our burn rate moving us closer to profitability. As we move into the second half of the year, we remain focused on our long-term growth drivers, with disciplined near-term execution and focus on our customers.”

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Media, Inc. (OTCQB: ADTM) is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Media meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

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Investor Relations Contact:

AJ Homayun

818 280-6800

Email: ahomayun@irpartnersinc.com